                                                                                      EXHIBIT 99.2

How tomorrow moves

CSX QUARTERLY FINANCIAL REPORT

SECOND QUARTER 2008

Contact:
David Baggs, Investor Relations
904-359-4812

Garrick Francis, Corporate Communications
877-835-5279

CSX Reports Record Second Quarter Earnings

Second Quarter Highlights:
•	Earnings per share from continuing operations increase 31%
•	All-time records in revenues and operating income, up 15% and 17% respectively
•	Safety and service performance remains strong

JACKSONVILLE, Fla., (July 15, 2008) – CSX Corporation [NYSE: CSX] today reported second quarter 2008 earnings of $385 million, or a record 93 cents per share.  Last year CSX reported second quarter earnings of $324 million, or 71 cents per share.

Second quarter 2008 results included 4 cents per share associated with the resolution of certain tax matters.  On a comparable basis, excluding this item, second quarter EPS was up 25 percent from a year ago. (See table below for reconciliation of quarter items to reported numbers.)

“CSX continues to deliver significant value for shareholders and demonstrate the secular strength of our business,” said Michael Ward, chairman, president and CEO. “The strong earnings performance delivered by this team was supported by all–time records in revenue and operating income, despite the effects of a softer economy.”

Sustained strong demand for export coal, grain, ethanol, metals and phosphates and fertilizers, as well as solid yield management, continued to lead significant revenue growth across CSX’s markets. Revenue increased in eight of the company’s ten markets resulting in overall quarterly revenues of $2.9 billion, a 15 percent increase over the same period last year.

CSX produced quarterly operating income of $717 million, up 17 percent over the $612 million reported last year. The company’s continued focus on productivity and cost control helped to offset the significant increase in fuel costs, driving its operating ratio to 75.3 percent for the quarter.

“We are achieving the company’s vision, quickly taking this company’s results to industry leading positions,” said Ward. “This success is propelled by our employees every day delivering exceptional customer service, safety, innovation and a balanced approach to managing capital that drives shareholder value and positions the company to leverage future demand.”

Reflecting the company’s strong second quarter performance and the underlying strength of its business, CSX continues to target the upper end of its previously announced 2008 EPS guidance of $3.40 – $3.60 on a comparable basis.

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street
	read in conjunction with the	15th Floor, C900	INVESTOR RELATIONS
Consolidated Financial Statements........p. 4	Company’s most recent	Jacksonville, FL	David Baggs
Operating Income Detail...........................p. 8	Annual Report on Form 10-K,	32202	(904) 359-4812
Rail Operating Statistics..........................p. 12	Quarterly Reports on Form	http://www.csx.com	MEDIA
	10-Q, and any Current		Garrick Francis
	Reports on Form 8-K		(904) 359-1708

GAAP RECONCILIATION [1] (Dollars in millions, except per share amounts)
	Second Quarter
	2008	2007	Improvement
Earnings Per Share	$ 0.93	$ 0.71	31%
Less Income Tax Benefits	(0.04)	-
Comparable Earnings Per Share	$ 0.89	$ 0.71	25%

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company's website at http://investors.csx.com in the Investors section and on Form 8-K with the Securities and Exchange Commission (“SEC”).

CSX executives will conduct a quarterly earnings conference call with the investment community on July 16, 2008 at 8:30 a.m. ET.  Investors, media and the public may listen to the conference call by dialing 888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 773-756-0199). Participants should dial in 10 minutes prior to the call.  In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company’s website at http://investors.csx.com.  Following the earnings call, an internet replay of the presentation will be archived on the company website.

###

GAAP Reconciliation1
CSX reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures used to manage the company’s business that fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the SEC may provide users of the financial information with additional meaningful comparisons to prior reported results.

In press releases and presentation slides for stock analysts, CSX has provided financial information adjusted for certain items, which are non-GAAP financial measures. The company’s management evaluates its business and makes certain operating decisions (e.g., budgeting, forecasting, employee compensation, asset management and resource allocation) using these adjusted numbers.

Likewise, this information facilitates comparisons to financial results that are directly associated with ongoing business operations as well as provides comparable historical information. Lastly, earnings forecasts prepared by stock analysts and other third parties generally exclude the effects of items that are difficult to predict or measure in advance and are not directly related to CSX’s ongoing operations. A reconciliation between GAAP and the non-GAAP measure is provided above. These non-GAAP measures should not be considered a substitute for GAAP measures.

Forward-looking statements
This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

CSX Corporation
CONSOLIDATED STATEMENT OF EARNINGS (Note a) (Unaudited)
(Dollars in Millions, Except Per Share Amounts)

	Quarters Ended			Six Months Ended
	June 27,	June 29,		June 27,	June 29,
	2008	2007	$ Change	2008	2007	$ Change
Revenue	$2,907	$2,530	$377	$5,620	$4,952	$668
Expense
Labor and Fringe	733	743	10	1,478	1,477	(1)
Materials, Supplies and Other	513	470	(43)	1,018	991	(27)
Fuel (Note b)	537	316	(221)	978	600	(378)
Depreciation	227	222	(5)	449	443	(6)
Equipment and Other Rents	112	107	(5)	223	227	4
Inland Transportation	68	60	(8)	131	117	(14)
Total Expense	2,190	1,918	(272)	4,277	3,855	(422)
Operating Income	717	612	105	1,343	1,097	246

Other Income (Expense) - Net	6	3	3	61	(5)	66
Interest Expense	(133)	(101)	(32)	(252)	(200)	(52)
Earnings Before Income Taxes	590	514	76	1,152	892	260

Income Tax Expense (Note c)	(205)	(190)	(15)	(416)	(328)	(88)
Net Earnings	$385	$324	$61	$736	$564	$172

Per Share Data:
Net Earnings Per Common Share,
Assuming Dilution	$0.93	$0.71	$0.22	$1.78	$1.23	$0.55

Average Diluted Common Shares
Outstanding (Thousands)	415,090	458,923		415,137	461,049

Cash Dividends Paid Per
Common Share	$0.18	$0.12		$0.33	$0.24

See accompanying Notes to Consolidated Financial Statements on Page 7.

CSX Corporation
CONSOLIDATED BALANCE SHEET
(Dollars in Millions)
		(Unaudited)
		June 27,	Dec. 28,
		2008	2007
Assets	Cash and Cash Equivalents	$1,398	$368
	Short-term Investments	79	346
	Accounts Receivable - Net	1,218	1,174
	Materials and Supplies	247	240
	Deferred Income Taxes	234	254
	Other Current Assets	113	109
	Total Current Assets	3,289	2,491

	Properties	29,652	28,999
	Accumulated Depreciation	(7,454)	(7,219)
	Properties - Net	22,198	21,780

	Investment in Conrail	650	639
	Affiliates and Other Companies	393	365
	Other Long-term Assets	258	259
	Total Assets	$26,788	$25,534

Liabilities and	Accounts Payable	$1,008	$976
Shareholders' Equity	Labor and Fringe Benefits Payable	466	461
	Casualty, Environmental and Other Reserves	242	247
	Current Maturities of Long-term Debt	581	785
	Short-term Debt	3	2
	Income and Other Taxes Payable	111	113
	Other Current Liabilities	79	87
	Total Current Liabilities	2,490	2,671

	Casualty, Environmental and Other Reserves	614	624
	Long-term Debt	7,396	6,470
	Deferred Income Taxes	6,263	6,096
	Other Long-term Liabilities	952	988
	Total Liabilities	17,715	16,849

	Shareholders' Equity:
	Common Stock, $1 Par Value	408	408
	Other Capital	13	37
	Retained Earnings	8,973	8,565
	Accumulated Other Comprehensive Loss	(321)	(325)
	Total Shareholders' Equity	9,073	8,685

	Total Liabilities and Shareholders' Equity	$26,788	$25,534

See accompanying Notes to Consolidated Financial Statements on Page 7.

CSX Corporation
CONSOLIDATED CASH FLOW STATEMENT (Unaudited)
(Dollars in Millions)
		Six Months Ended
		June 27,	June 29,
		2008	2007
Operating Activities	Net Earnings	$736	$564
	Adjustments to Reconcile Net Earnings to Net Cash Provided:
	Depreciation	456	448
	Deferred Income Taxes	201	51
	Other Operating Activities	(30)	43
	Changes in Operating Assets and Liabilities:
	Accounts Receivable	(44)	3
	Other Current Assets	(16)	(79)
	Accounts Payable	35	(9)
	Income and Other Taxes Payable	9	129
	Other Current Liabilities	(4)	(75)
	Net Cash Provided by Operating Activities	1,343	1,075

Investing Activities	Property Additions	(912)	(824)
	Purchase of Short-term Investments	(25)	(1,445)
	Proceeds from Sales of Short-term Investments	280	1,504
	Other Investing Activities	(1)	(2)
	Net Cash Used In Investing Activities	(658)	(767)

Financing Activities	Short-term Debt - Net	1	-
	Long-term Debt Issued	1,000	1,000
	Long-term Debt Repaid	(176)	(675)
	Dividends Paid	(134)	(106)
	Stock Options Exercised	65	130
	Shares Repurchased	(453)	(727)
	Other Financing Activities	42	37
	Net Cash Provided by (Used in) Financing Activities	345	(341)

Cash and Cash	Net Increase (Decrease) in Cash and Cash Equivalents	1,030	(33)
Equivalents
	Cash and Cash Equivalents at Beginning of Period	368	461
	Cash and Cash Equivalents at End of Period	$1,398	$428

See accompanying Notes to Consolidated Financial Statements on Page 7.

CSX Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Prior periods have been reclassified to conform to the current year presentation.

a)
Income Statement Reclassifications: Beginning in 2008, certain items have been reclassified within the income statement.  These reclassifications include reclassifying all items within other operating income and certain items within other income into the Rail segment. As a result of this change, CSX consolidated operating income and Surface Transportation operating income will now be the same; therefore, the Company will no longer report separate Surface Transportation results. The Rail segment was not materially impacted by these reclassifications. Certain prior-year data have been reclassified to conform to the 2008 presentation.

b)
Fuel Expense: Beginning in 2008, the Company reclassified all non-locomotive fuel related costs previously included in materials, supplies and other into fuel on the Company’s consolidated income statement so that it now includes all fuel used for operations and maintenance.  For second quarters 2008 and 2007, these amounts were $39 million and $27 million, respectively.

c)
Income Tax Expense: In the second quarter of 2008, CSX recognized a tax benefit of $18 million, or $0.04 per share, principally related to the settlement of federal income tax audits and certain other tax matters.

CSX Corporation
OPERATING INCOME DETAIL (Unaudited)
(Dollars in Millions)

Quarters Ended June 27, 2008 and June 29, 2007

					CSX
	Rail (a)		Intermodal		Consolidated
	2008	2007	2008	2007	2008	2007	$ Change
Revenue	$2,522	$2,187	$385	$343	$2,907	$2,530	$377
Expense
Labor and Fringe	714	723	19	20	733	743	10
Materials, Supplies and Other	462	426	51	44	513	470	(43)
Fuel	536	314	1	2	537	316	(221)
Depreciation	220	213	7	9	227	222	(5)
Equipment and Other Rents	86	80	26	27	112	107	(5)
Inland Transportation	(137)	(110)	205	170	68	60	(8)
Total Expense	1,881	1,646	309	272	2,190	1,918	(272)
Operating Income	$641	$541	$76	$71	$717	$612	$105

Operating Ratio	74.6%	75.3%	80.3%	79.3%	75.3%	75.8%

Six Months Ended June 27, 2008 and June 29, 2007

					CSX
	Rail (a)		Intermodal		Consolidated
	2008	2007	2008	2007	2008	2007	$ Change
Revenue	$4,887	$4,291	$733	$661	$5,620	$4,952	$668
Expense
Labor and Fringe	1,440	1,437	38	40	1,478	1,477	(1)
Materials, Supplies and Other	918	904	100	87	1,018	991	(27)
Fuel	975	597	3	3	978	600	(378)
Depreciation	437	424	12	19	449	443	(6)
Equipment and Other Rents	170	171	53	56	223	227	4
Inland Transportation	(259)	(219)	390	336	131	117	(14)
Total Expense	3,681	3,314	596	541	4,277	3,855	(422)
Operating Income	$1,206	$977	$137	$120	$1,343	$1,097	$246

Operating Ratio	75.3%	77.2%	81.3%	81.8%	76.1%	77.8%

a)
 In addition to CSX Transportation, Inc., the Rail segment includes non-railroad subsidiaries such as Total Distribution Services, Inc., Transflo Terminal Services, Inc., CSX Technology, Inc. and other subsidiaries.

CSX Corporation
VOLUME AND REVENUE (Unaudited)
Volume (Thousands of Units); Revenue (Dollars in Millions); Revenue Per Unit (Dollars)

Quarters Ended June 27, 2008 and June 29, 2007
	Volume			Revenue			Revenue Per Unit
	2008	2007	% Change	2008	2007	% Change	2008	2007	% Change
Chemicals	129	134	(4)%	$377	$327	15%	$2,922	$2,440	20%
Emerging Markets	119	136	(13)	170	164	4	1,429	1,206	18
Forest Products	83	92	(10)	187	188	(1)	2,253	2,043	10
Agricultural Products	108	103	5	246	191	29	2,278	1,854	23
Metals	96	94	2	210	182	15	2,188	1,936	13
Phosphates and Fertilizers	91	89	2	128	104	23	1,407	1,169	20
Food and Consumer	50	55	(9)	114	112	2	2,280	2,036	12
Total Merchandise	676	703	(4)	1,432	1,268	13	2,118	1,804	17

Coal	450	442	2	777	607	28	1,727	1,373	26
Coke and Iron Ore	27	24	13	47	31	52	1,741	1,292	35
Total Coal	477	466	2	824	638	29	1,727	1,369	26

Automotive	92	119	(23)	205	223	(8)	2,228	1,874	19

Other	-	-	-	61	58	5	-	-	-
Total Rail	1,245	1,288	(3)	2,522	2,187	15	2,026	1,698	19

International	262	300	(13)	137	140	(2)	523	467	12
Domestic	268	239	12	242	198	22	903	828	9
Other	-	-	-	6	5	20	-	-	-
Total Intermodal	530	539	(2)	385	343	12	726	636	14

Total	1,775	1,827	(3)%	$2,907	$2,530	15%	$1,638	$1,385	18%

Six Months Ended June 27, 2008 and June 29, 2007

	Volume			Revenue			Revenue Per Unit
	2008	2007	% Change	2008	2007	% Change	2008	2007	% Change
Chemicals	257	267	(4)%	$734	$644	14%	$2,856	$2,412	18%
Emerging Markets	218	248	(12)	308	301	2	1,413	1,214	16
Forest Products	163	184	(11)	362	371	(2)	2,221	2,016	10
Agricultural Products	217	200	9	481	370	30	2,217	1,850	20
Metals	188	187	1	407	358	14	2,165	1,914	13
Phosphates and Fertilizers	182	181	1	258	210	23	1,418	1,160	22
Food and Consumer	101	111	(9)	224	223	-	2,218	2,009	10
Total Merchandise	1,326	1,378	(4)	2,774	2,477	12	2,092	1,798	16

Coal	890	883	1	1,497	1,210	24	1,682	1,370	23
Coke and Iron Ore	50	45	11	89	61	46	1,780	1,356	31
Total Coal	940	928	1	1,586	1,271	25	1,687	1,370	23

Automotive	188	228	(18)	407	426	(4)	2,165	1,868	16

Other	-	-	-	120	117	3	-	-	-
Total Rail	2,454	2,534	(3)	4,887	4,291	14	1,991	1,693	18

International	515	592	(13)	260	273	(5)	505	461	10
Domestic	523	456	15	462	378	22	883	829	7
Other	-	-	-	11	10	10	-	-	-
Total Intermodal	1,038	1,048	(1)	733	661	11	706	631	12

Total	3,492	3,582	(3)%	$5,620	$4,952	13%	$1,609	$1,382	16%

CSX Corporation

REVENUE

The Company was able to achieve continued pricing gains during second quarter 2008 predominantly due to the overall cost advantages that rail-based solutions provide versus other modes of transportation. These pricing gains, and higher fuel recovery due to higher fuel prices, more than offset the continuing volume weakness in housing construction, domestic automobile production and related markets.

Merchandise

Chemicals – Revenue and revenue-per-unit increases were driven primarily by improved pricing and increased fuel recovery.  Volume was down due to weakness in plastic shipments and chemicals used in construction and automobile production.

Emerging Markets, Forest Products, and Food and Consumer – Volume declines in building products, appliances and aggregates, which include crushed stone, sand and gravel, were due to continued softness in residential construction.  Revenue-per-unit increases were driven by yield management initiatives and favorable fuel recoveries.

Agricultural Products – Volume growth was driven by increased shipments of ethanol as a result of expanded use in the eastern United States.  Gains in price and increased fuel recovery led to increases in revenue and revenue per unit.

Metals – Improved pricing and increased fuel recovery continue to drive revenue and revenue-per-unit gains.  Volume gains were driven by increases in scrap metal and pipe shipments.

Phosphates and Fertilizers – Revenue and revenue per unit increased due to favorable pricing actions and a rise in long-haul, high revenue-per-unit shipments. Volume gains were driven by stronger fertilizer shipments, which were due to increased crop plantings as a result of high commodity prices.  These gains were partially offset by declines in short-haul phosphate shipments in Florida.

Coal

Sustained growth in yield and improved fuel recovery positively influenced revenue and revenue per unit. Volumes increased in the export market due to robust overseas demand.  These gains were partially offset by lower shipments to electric utilities.

Automotive

Volume and revenue were down due to declining sales of trucks and SUVs resulting from high fuel prices as well as the slow economy and the tighter credit environment.  Revenue per unit improved due to price increases and higher fuel recoveries.

Intermodal Operating Revenue

International - Revenue-per-unit increases were primarily driven by increased fuel recovery and yield management.  Volumes were down due to continued declines in imports and changes in international shipping patterns.

Domestic – Growth in coast-to-coast shipments resulted in revenue and volume gains. Revenue-per-unit increases were primarily driven by increased fuel recovery as the favorable mix change from this incremental long-haul traffic was offset by the continued strength of lower revenue-per-unit truckload and short-haul train services.

CSX Corporation

EXPENSE

Expenses increased $272 million from last year’s quarter.  Significant variances are described below.

Labor and Fringe expense decreased $10 million. This decrease was primarily driven by a reduction of train crew headcount due to lower volumes and improved productivity. Largely offsetting this decrease was wage and benefit inflation.

Materials, Supplies and Other expenses increased $43 million. The primary drivers were year-over-year casualty reserve changes, proxy and related litigation costs and inflation.

Fuel expense increased $221 million due to higher fuel prices which more than offset increased fuel efficiency and lower volume.

Depreciation expense increased $5 million. A larger asset base related to higher capital spending was partially offset by lower depreciation rates at rail and intermodal, resulting from the periodic review of asset useful lives.

Equipment and Other Rents expense increased $5 million as lower volumes were more than offset by equipment utilization due to a significant decline in the automotive business and inflation.

Inland Transportation increased $8 million driven by Intermodal’s increased transcontinental business and inflation.

CSX Corporation

RAIL OPERATING STATISTICS (Estimated)

		Second Quarter			Six Months Ended
				Improvement			Improvement
		2008	2007	(Decline) %	2008	2007	(Decline) %
Coal	Domestic:
(Millions of Tons)	Utility	36.5	39.0	(6)%	73.2	78.2	(6)%
	Other	4.6	4.9	(6)	8.5	9.0	(6)
	Total Domestic	41.1	43.9	(6)	81.7	87.2	(6)
	Export	8.4	4.2	100	16.0	8.9	80
	Total Coal	49.5	48.1	3	97.7	96.1	2
	Coke and Iron Ore	2.3	2.0	15	4.2	3.7	14
	Total Coal, Coke and Iron Ore	51.8	50.1	3	101.9	99.8	2

Revenue Ton-Miles	Merchandise	34.9	35.0	-	69.2	68.8	1
(Billions)	Automotive	1.5	2.0	(25)	3.2	3.9	(18)
	Coal	22.9	22.0	4	45.0	43.2	4
	Intermodal	4.9	5.1	(4)	9.5	9.9	(4)
	Total	64.2	64.1	-	126.9	125.8	1

Gross Ton-Miles	Total Gross Ton-Miles	116.2	118.6	(2)	229.8	232.3	(1)
(Billions)	(Excludes locomotive gross ton-miles)

Safety and Service	FRA Personal Injuries Frequency Index	1.25	1.02	(23)	1.17	1.19	2
Measurements	Number of FRA-reportable injuries per 200,000 man-hours
	FRA Train Accident Rate	2.36	2.66	11	2.53	2.86	12
	Number of FRA-reportable train accidents per million train miles

	On-Time Train Originations	75.2%	79.9%	(6)	76.9%	76.9%	-
	On-Time Destination Arrivals	65.2%	69.0%	(6)	67.2%	66.6%	1

	Dwell Time (Hours)	23.3	23.5	1	23.0	24.0	4
	Cars-On-Line	224,460	223,052	(1)	222,826	224,178	1

	System Train Velocity (Miles Per Hour)	20.0	20.4	(2)	20.4	20.2	1

Resources	Route Miles	21,224	21,225	-
	Locomotives (Owned and long-term leased)	4,098	3,946	4
	Freight Cars (Owned and long-term leased)	92,083	97,487	(6)%

FUEL STATISTICS
	Second Quarter			Six Months
	2008	2007	Change	2008	2007	Change
Estimated Locomotive Fuel Consumption (Millions of Gallons)	137.6	144.3	(7)	281.2	294.4	(13)
Price Per Gallon (Dollars)	$3.62	$2.00	$1.62	$3.21	$1.86	$1.35
Total Locomotive Fuel Expense (Dollars in Million)	498	289	209	903	548	355
Total Non-Locomotive Fuel Expense (Dollars in Million)	39	27	12	75	52	23
Total Fuel Expense (Dollars in Million)	$537	$316	$221	$978	$600	$378

CSX Corporation

OTHER INCOME (EXPENSE) (Unaudited)
(Dollars in Millions)

	Quarters Ended			Six Months Ended
	June 27,	June 29,		June 27,	June 29,
	2008	2007	$ Change	2008	2007	$ Change
Interest Income (a)	$13	$15	$(2)	$21	$28	$(7)
Income (Expense) from Real Estate	(8)	2	(10)	6	(14)	20
and Resort Operations (b)
Miscellaneous (c)	1	(14)	15	34	(19)	53
Total	$6	$3	$3	$61	$(5)	$66

(a)	Interest income includes amounts earned from CSX’s cash, cash equivalents and investments.

(b)
Income from real estate and resort operations includes the results of operations of the Company’s real estate sales, leasing, acquisition and management and development activities as well as the results of operations from CSX Hotels, Inc., a resort doing business as The Greenbrier, located in White Sulphur Springs, West Virginia.  Income from real estate may fluctuate as a function of timing of real estate sales. Resort operations were down in 2008 due to decreased group business.

(c)
Miscellaneous income is comprised of equity earnings, minority interest, investment gains and losses and other non-operating activities. In last year’s second quarter, CSX recognized $10 million of expense for an early redemption premium and the write-off of debt issuance costs. For the first six months of 2008, CSX recorded a non-cash adjustment to correct equity earnings from a non-consolidated subsidiary.  This correction resulted in additional income of $30 million.  The impact of this adjustment was immaterial to second quarter 2008 and is expected to be immaterial in future reporting periods.

EMPLOYEE COUNTS (Estimated)

	May	May
	2008	2007	Change
Transportation Businesses
Rail	31,623	32,807	(1,184)
Intermodal	960	1,044	(84)
Technology and Corporate	576	568	8
Total Transportation Businesses	33,159	34,419	(1,260)

Resort and Real Estate	1,127	1,536	(409)
Total	34,286	35,955	(1,669)